UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 13, 2009

RATHGIBSON, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134875	22-3683283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Half Day Road, Suite 210, Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 276-2100
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

On July 13, 2009, RathGibson, Inc. (“RathGibson”), Greenville Tube Company, a subsidiary of RathGibson (“Greenville”), RGCH Holdings Corp., the parent company of RathGibson (“RGCH Corp.,” and together with RathGibson and Greenville, the “Debtors”), and RG Tube Holdings LLC, the ultimate parent of each of the foregoing (“RG Tube,” and together with the Debtors, the “Company”)), commenced cases in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under Chapter 11 of the U.S. Bankruptcy Code.  The Company has requested the Chapter 11 cases be jointly administered for procedural purposes only and, captioned In re RathGibson, Inc., et. al., (collectively, the “Bankruptcy Case”).  Each entity is continuing to operate its respective business and manage its respective property as debtors-in-possession pursuant to sections 1107 and 1108 of the U.S. Bankruptcy Code.

Item 8.01. Other Events.

In connection with the commencement of the Bankruptcy Case, RathGibson and Greenville submitted a proposed Joint Chapter 11 Plan (the “Plan”).  Copies of the Plan and related disclosure statement are filed as exhibits to this Form 8-K.

In addition, in connection with the commencement of the Bankruptcy Case, the Debtors have requested the Bankruptcy Court authorize the Debtors to use certain pre-petition cash collateral and to obtain up to $80.0 million in secured post-petition financing (the “DIP Facility”) to continue to operate their businesses in the ordinary course.  The DIP Facility would be pursuant to the terms and conditions of a proposed Secured Super-Priority Debtor-in-Possession Multiple Draw Term Loan Agreement, dated as of July [__], 2009, by and among RathGibson, as Borrower, Greenville and RGCH Corp., as guarantors, Wilmington Trust FSB as Administrative Agent (in such capacity, the “DIP Agent”) and the lenders from time to time party thereto (the “DIP Lenders,” and together with the DIP Agent, the “DIP Parties”) (the “DIP Agreement”).  The DIP Agreement would provide for security interests, liens and super-priority claims to the DIP Agent, for the benefit of the DIP Parties, in substantially all assets of the Debtors, as further described therein, to secure all obligations of the Debtors under and with respect to the DIP Facility.  A copy of the DIP Facility is filed as an exhibit to this Form 8-K.

In anticipation of the commencement of the bankruptcy cases, RathGibson and Greenville entered into a Plan Support Agreement, dated as of July 13, 2009, with holders of in excess of 73% of its 11.25% Senior Notes due 2014 (the “Plan Support Agreement”).  Pursuant to the Plan Support Agreement, each consenting holder of Senior Notes agreed, among other things:  (i) to support the Plan and, upon approval by the Bankruptcy Court of a disclosure statement relating to the Plan, to vote any claims it may have in the Bankruptcy Case to accept the Plan; and (ii) not to take actions that would prevent or delay the approval of the Plan, the related disclosure statement or the implementation of the restructuring transactions contemplated by the Plan.  The Plan Support Agreement obligates RathGibson and Greenville to file the Plan and obligates them to take certain actions to seek approval of the Plan.  The obligations of the consenting holders, RathGibson and Greenville will terminate only upon the occurrence of certain events described in the Plan Support Agreement.  The form of the Plan Support Agreement is filed as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished herewith:

2.1*	Joint Chapter 11 Plan for RathGibson, Inc. and Greenville Tube Company, dated July 14, 2009.

10.1*

Form of Plan Support Agreement, dated as of July 13, 2009, by and among RathGibson, Inc., Greenville Tube Company, and the holders of the 11.25% Senior Notes due 2014 of RathGibson, Inc. signatory thereto.

10.2*

Secured Super-Priority Debtor-in-Possession Multiple Draw Term Loan Agreement, dated as of July [__], 2009, by and among RathGibson, Inc., as Borrower, Greenville Tube Company and RGCH Holding Corp., as guarantors, Wilmington Trust FSB as Administrative Agent, and the lenders from time to time party thereto.

99.1*	Disclosure Statement for Joint Chapter 11 Plan for RathGibson, Inc. and Greenville Tube Company, dated July 14, 2009.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATHGIBSON, INC.

/s/ Jon M. Smith
Jon M. Smith
Chief Financial Officer

Date: July 14, 2009

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